Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement Nos. 333-262477 and 333-255377 on Form S-8 of our report dated February 28th, 2022, relating to the financial statements of Biomea Fusion, Inc. appearing in this Annual Report on Form 10-K for the year ended December 31, 2021.

/s/ DELOITTE & TOUCHE LLP

San Francisco, California

February 28, 2022